Exhibit 99.1
Contact Info:    Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces Second Quarter Financial Results

LOWELL, MA, July 21, 2022 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (NASDAQ: EBTC), parent of Enterprise Bank, announced net income for the three months ended June 30, 2022, of $8.2 million, or $0.67 per diluted common share, compared to $11.1 million, or $0.92 per diluted common share, for the three months ended June 30, 2021.

As previously announced on July 19, 2022, the Company declared a quarterly dividend of $0.205 per common share to be paid on September 1, 2022, to shareholders of record as of August 11, 2022.

Chief Executive Officer Jack Clancy commented, "Our second quarter 2022 operating results were very positive, highlighted by strong loan growth, a significant improvement in our non-performing loan ratio, and strong growth in pre-tax earnings after excluding the provision for credit losses and PPP income. As of June 30, 2022, total loans, excluding PPP loans, increased 16% versus a year ago. Loan growth was especially strong in the second quarter with an increase of 5% (19% annualized) at June 30, 2022, compared to March 31, 2022, resulting from high customer demand and strong business development efforts. The non-performing loan to total loan ratio, excluding PPP loans, decreased to 0.21% at June 30, 2022 from 0.86% at March 31, 2022 and 1.21% at June 30, 2021. The improvement in the second quarter of 2022 resulted primarily from two credits being returned to accrual status due to improved financial strength and consistent payment history. The relatively high provision for credit losses of $2.4 million for the second quarter of 2022 compared to $39 thousand in the second quarter of 2021 was attributable mainly to loan growth, and to a lesser extent, the worsening of forecasted economic conditions due to the rising interest rate environment and persistent high inflation levels, partially offset by improved credit quality. PPP income was $622 thousand in the quarter compared to $5.6 million in the prior year period. Our pre-tax income excluding the provision for credit losses and PPP income increased by 34% compared to the second quarter of 2021."

Executive Chairman & Founder George Duncan commented, "Other significant items during the second quarter of 2022 were the dividend declaration of $0.205 per share on July 19th, an increase of 11% over the prior year period, and the opening of our Londonderry, New Hampshire branch in May. The new branch is in a highly visible location and reflects our strategy of contiguous organic expansion into strong commercial markets. Mr. Duncan continued, "Our operating strategy also includes ongoing investment in our team members, a deep commitment to our communities and continuous strengthening of our digital security and capabilities, with the latter allowing us to enhance existing customer relationships, expand beyond our physical locations and improve operating efficiency."

Net Income
Net income for the three months ended June 30, 2022, amounted to $8.2 million, a decrease of $3.0 million, or 27%, compared to the prior year period. Pre-tax income for three months ended June 30, 2022, decreased by $4.2 million, or 28%, compared to the prior year period. For the three months ended June 30, 2022, the effective tax rate was 23.7%, compared to 25.0% for the three months ended June 30, 2021.
•The decrease in pre-tax income was attributable primarily to increases in the provision for credit losses of $2.4 million and non-interest expense of $1.7 million, partially offset by an increase in net interest income of $535 thousand.
•Tax expense for the three months ended June 30, 2022, benefited from a lower effective tax rate compared to the prior year period due to increases in tax-exempt and lower-taxed income at the Bank's security corporation subsidiaries.

Net Interest Income
Net interest income for the three months ended June 30, 2022, amounted to $35.8 million, an increase of $535 thousand, or 2%, compared to the three months ended June 30, 2021.
•The increase in net interest income was due largely to increases in loan income, excluding Paycheck

Protections Program ("PPP") income (non-GAAP), of $3.5 million and investment security income of $1.4 million, and a decrease in deposit interest expense of $439 thousand, partially offset by a decrease in PPP income of $5.0 million.
•PPP income amounted to $622 thousand for three months ended June 30, 2022, compared to $5.6 million for the three months ended June 30, 2021. PPP loans outstanding amounted to $15.3 million at June 30, 2022, compared to $300.1 million at June 30, 2021, due to the continued forgiveness of PPP loans by the Small Business Administration (the "SBA") during the period.

Net Interest Margin
Tax equivalent net interest margin ("net interest margin" or "margin") was 3.45% for each of the three-month periods ended June 30, 2022 and June 30, 2021, respectively.
Key items impacting margin for the three months ended June 30, 2022, compared to the prior year period included:
•Average interest-earning deposits with banks decreased $292.8 million while the yield increased 61 basis points. The decrease in average balance resulted primarily from the funding of growth in the Company's investment and core loan portfolios, partially offset by funds received from the forgiveness of PPP loans by the SBA. The increase in yield reflected higher market interest rates during the current period.
•Average investment securities increased $379.1 million, or 64%, while the tax-equivalent yield decreased 41 basis points. The increase in average balance resulted from investment security purchases in the second half of 2021 when market interest rates were lower than the current period.
•Average loans decreased $30.2 million, or 1%, and the yield decreased 16 basis points.
◦Average PPP loans outstanding decreased $387.9 million, or 94%.
◦Average core loans (non-GAAP) increased $357.7 million, or 14%, while the yield decreased 5 basis points.
•Average total deposits increased $58.2 million, or 2%, while the yield decreased 5 basis points.
•Adjusted net interest margin (non-GAAP), amounted to 3.55% and 3.71%, respectively.
•Adjusted net interest margin (non-GAAP) for the three months ended March 31, 2022, as disclosed in the prior quarter earnings release, amounted to 3.47%.

Provision for Credit Losses
The provision for credit losses for the three months ended June 30, 2022, amounted to $2.4 million, compared to $39 thousand for the three months ended June 30, 2021.
•The provision for the three months ended June 30, 2022, consisted of $2.2 million for loans outstanding and $214 thousand for reserves on unfunded commitments (included in other liabilities).
•Most of the provision during the period related to the Company's strong loan growth during the second quarter of 2022, and to a lesser extent, a deterioration in the economic forecast, offset by improved credit quality.

Non-Interest Income
Non-interest income for the three months ended June 30, 2022, amounted to $4.1 million, a decrease of $620 thousand, or 13%, compared to the three months ended June 30, 2021.
•The decrease in non-interest income over the respective periods resulted primarily from a decrease in gains on sales of loans of $490 thousand and a decline in equity investment fair values of $493 thousand (included in other income), partially offset by an increase in deposit and interchange fees of $349 thousand.

Non-Interest Expense
Non-interest expense for the three months ended June 30, 2022, amounted to $26.9 million, an increase of $1.7 million, or 7%, compared to the three months June 30, 2021.
•The increase in non-interest expense over the respective periods resulted primarily from an increase in salaries and employee benefits of $1.3 million, or 8%. The increase in salaries and employee benefit expense included an increase of $596 thousand in performance-based accruals. Excluding this, the increases in non-interest expense and salaries and benefits expense amounted to $1.1 million, or 5% and $715 thousand, or 5% respectively, compared to the prior year period.

Credit Quality
The allowance for credit losses ("ACL") for loans amounted to $50.7 million, or 1.64% of total loans, at June 30, 2022, compared to $47.7 million, or 1.63% of total loans, at December 31, 2021. The ACL to total core loans ratio (non-GAAP) was 1.65% at June 30, 2022 compared to 1.67% at December 31, 2021. The reserve for unfunded commitments (included in other liabilities) amounted to $3.6 million at June 30, 2022, compared to $3.7 million at December 31, 2021. The Company continues to closely monitor credit quality as concerns regarding forecasted economic conditions worsen due to the rising interest rate environment and persistent high inflation levels.

Charge-offs and recoveries for the three months ended June 30, 2022, and June 30, 2021 were not significant.

Non-performing assets amounted to $6.3 million, or 0.14% of total assets, at June 30, 2022, compared to $26.6 million, or 0.60% of total assets, at December 31, 2021. The decrease in non-performing assets was due primarily to two commercial relationships, amounting to $17.9 million, which were upgraded and restored to accrual status during the second quarter of 2022, due to improved financial strength and consistent payment history.

Balance Sheet
Total assets amounted to $4.42 billion at June 30, 2022, compared to $4.45 billion at December 31, 2021, a decrease of $30.4 million, or 1%.

Total interest-earning deposits with banks amounted to $250.3 million at June 30, 2022, compared to $403.0 million at December 31, 2021, a decrease of $152.7 million, or 38%. The change in liquidity was related primarily to core loan growth (non-GAAP) during the six months ended June 30, 2022.

Total investment securities at fair value amounted to $866.6 million at June 30, 2022, compared to $958.2 million at December 31, 2021, a decrease of $91.6 million, or 10%. The change resulted primarily from a decrease in the fair value of debt securities held in the Company's securities portfolio of $99.4 million during the period, resulting from significant increases in market interest rates during the first half of 2022.

Total loans amounted to $3.08 billion at June 30, 2022, compared to $2.92 billion at December 31, 2021, an increase of $164.2 million, or 6%. Core loans (non-GAAP) increased $220.4 million, or 8%, over the respective period, driven primarily by high customer demand and strong business development efforts. Included in the loan growth for the period was $50.2 million in retained residential mortgages.

Customer deposits amounted to $4.02 billion at June 30, 2022, compared to $3.98 billion at December 31, 2021, an increase of $36.6 million, or 1%.

Shareholders' Equity & Regulatory Capital
Total shareholders' equity amounted to $285.1 million at June 30, 2022, compared to $346.9 million at December 31, 2021, a decrease of $61.8 million, or 18%. The change was attributable primarily to a decrease in accumulated other comprehensive income ("AOCI") of $77.0 million since December 31, 2021, partially offset by an increase in retained earnings of $13.5 million over the same period. The change in AOCI resulted from a decrease in the fair value of debt securities held in the Company's securities portfolio, which is attributed to the significant increase in market interest rates during the period. The Company classifies all of its debt securities held in the Company's securities portfolio as available-for-sale and anticipates they will mature or be called at par value.

The Company's reported book value per common share and return on average shareholders' equity ratios were impacted by the change in AOCI as follows:
•Book value per common share was $23.53 at June 30, 2022, compared to $28.82 at December 31, 2021, a decrease of 18%. Excluding AOCI (non-GAAP), book value per common share was $29.51 at June 30, 2022 and $28.43 at December 31, 2021, an increase of 4%.
•Return on average shareholders' equity was 11.24% and 12.56% for the quarters June 30, 2022, and December 31, 2021, respectively. Return on average shareholders' equity, excluding AOCI (non-GAAP), was 9.09% and 12.69% for the quarters ended June 30, 2022, and December 31, 2021, respectively.

Total Capital and Tier 1 Capital to risk weighted assets, of which AOCI is not of component, amounted to 13.38% and 10.38%, respectively, at June 30, 2022 compared to 13.73% and 10.62%, respectively, at December 31, 2021. The decrease in each ratio was due primarily to strong loan growth over the respective period.

Tier 1 Capital to average assets, of which AOCI is not a component, amounted to 8.04% at June 30, 2022, compared to 7.56% at December 31, 2021. The increase was driven primarily by the increase in retained earnings noted above and to a lesser extent a reduction in average assets.

Wealth Management
Wealth assets under management and wealth assets under administration, which are not carried as assets on the Company's consolidated balance sheets, amounted to $849.5 million and $205.6 million, at June 30, 2022, respectively, representing decreases of $191.9 million, or 18%, and $52.2 million, or 20%, respectively, compared to December 31, 2021. The decreases in wealth assets under management and wealth assets under administration were attributable primarily to declines in market values during the six months ended June 30, 2022.

Non-GAAP Measures
Throughout this press release, certain measures have been adjusted to provide what management believes are more meaningful comparisons between periods. The items principally impacted and reported as non-GAAP were loans (PPP loans), liquidity (interest-earning deposits with banks), shareholders' equity (AOCI), and any related measures presented. We refer to any measure that excludes PPP loans as "core" and any measure that excludes PPP loans and interest-earning deposits with banks as "adjusted." The activity which resulted in the Company's use of non-GAAP measures consisted of: (1) the Company originated over $715 million in short-term PPP loans between April 2020 and May 2021; (2) forgiveness of PPP loans by the SBA began in November 2020 and continued through the current period, and approximately 98% of the principal balance of PPP loans originated by the Company has been forgiven by the SBA through June 30, 2022; (3) liquidity, carried as lower-yielding interest-earning deposits with banks, had increased significantly following the trends in customer deposits and PPP loan forgiveness over the past two years; and (4) the significant increase in market interest rates during the first half of 2022 has resulted in unrealized losses in the Company's available-for-sale debt securities portfolio of $93.5 million and an accumulated other comprehensive loss, included in shareholder's equity, of $72.4 million at June 30, 2022. The tables beginning on page 12 of this press release provide a reconciliation of the non-GAAP measures to the information presented under U.S. generally accepted accounting principles ("GAAP").

About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 131 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, and commercial insurance services, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster,

Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

Forward-Looking Statements
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, the impact of the ongoing COVID-19 pandemic and any current or future variants thereof, changes in market interest rates, the persistence of the inflationary environment in the United States and our market areas, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in tax laws, and current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic and any current or future variants thereof. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	June 30, 2022	December 31, 2021	June 30, 2021
Assets
Cash and cash equivalents:
Cash and due from banks	$56,201	$33,572	$48,335
Interest-earning deposits with banks	250,259	403,004	690,909
Total cash and cash equivalents	306,460	436,576	739,244
Investments:
Debt securities at fair value (amortized cost of $956,934, $950,523, and $611,827 respectively)	863,401	956,430	632,759
Equity securities at fair value	3,179	1,785	1,265
Total investment securities at fair value	866,580	958,215	634,024
Federal Home Loan Bank ("FHLB") stock	2,343	2,164	2,164
Loans held for sale	—	—	1,304
Loans:
Total loans	3,084,915	2,920,684	2,954,189
Allowance for credit losses	(50,703)	(47,704)	(50,041)
Net loans	3,034,212	2,872,980	2,904,148
Premises and equipment, net	44,769	44,689	45,046
Lease right-of-use asset	24,738	24,295	20,550
Accrued interest receivable	14,260	13,354	14,042
Deferred income taxes, net	43,858	19,644	15,402
Bank-owned life insurance	63,544	62,954	31,631
Prepaid income taxes	2,003	279	1,716
Prepaid expenses and other assets	9,024	7,013	13,074
Goodwill	5,656	5,656	5,656
Total assets	$4,417,447	$4,447,819	$4,428,001
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Customer deposits	$4,016,814	$3,980,239	$3,889,619
Brokered deposits	—	—	75,014
Total deposits	4,016,814	3,980,239	3,964,633
Borrowed funds	2,954	5,479	8,620
Subordinated debt	59,039	58,979	58,919
Lease liability	24,156	23,627	19,726
Accrued expenses and other liabilities	27,829	31,063	35,086
Accrued interest payable	1,545	1,537	1,700
Total liabilities	4,132,337	4,100,924	4,088,684
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,115,924, 12,038,382, and 12,014,933 shares issued and outstanding, respectively	121	120	120
Additional paid-in capital	102,108	100,352	98,708
Retained earnings	255,259	241,761	225,529
Accumulated other comprehensive (loss) income	(72,378)	4,662	14,960
Total shareholders' equity	285,110	346,895	339,317
Total liabilities and shareholders' equity	$4,417,447	$4,447,819	$4,428,001

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Interest and dividend income:
Loans and loans held for sale	$32,148	$33,660	$62,843	$67,310
Investment securities	4,781	3,428	9,369	6,822
Other interest-earning assets	393	144	574	209
Total interest and dividend income	37,322	37,232	72,786	74,341
Interest expense:
Deposits	671	1,110	1,271	2,433
Borrowed funds	13	18	26	26
Subordinated debt	817	818	1,635	1,860
Total interest expense	1,501	1,946	2,932	4,319
Net interest income	35,821	35,286	69,854	70,022
Provision for credit losses	2,409	39	2,939	719
Net interest income after provision for credit losses	33,412	35,247	66,915	69,303
Non-interest income:
Wealth management fees	1,610	1,638	3,339	3,250
Deposit and interchange fees	2,000	1,651	3,802	3,257
Income on bank-owned life insurance, net	295	132	590	268
Net gains on sales of debt securities	—	—	1,062	128
Net gains on sales of loans	—	490	22	618
Other income	227	841	912	1,530
Total non-interest income	4,132	4,752	9,727	9,051
Non-interest expense:
Salaries and employee benefits	17,743	16,432	34,535	32,153
Occupancy and equipment expenses	2,364	2,416	4,779	4,797
Technology and telecommunications expenses	2,919	2,740	5,555	5,294
Advertising and public relations expenses	560	653	1,227	1,167
Audit, legal and other professional fees	675	577	1,385	1,144
Deposit insurance premiums	366	378	922	734
Supplies and postage expenses	224	178	444	405
Loss on extinguishment of subordinated debt	—	—	—	713
Other operating expenses	2,002	1,782	3,763	3,433
Total non-interest expense	26,853	25,156	52,610	49,840
Income before income taxes	10,691	14,843	24,032	28,514
Provision for income taxes	2,530	3,704	5,584	7,023
Net income	$8,161	$11,139	$18,448	$21,491

Basic earnings per common share	$0.67	$0.93	$1.53	$1.79
Diluted earnings per common share	$0.67	$0.92	$1.52	$1.79

Basic weighted average common shares outstanding	12,107,804	12,009,358	12,082,041	11,984,283
Diluted weighted average common shares outstanding	12,151,712	12,055,744	12,136,610	12,025,028

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Balance Sheet Data
Total cash and cash equivalents	$306,460	$429,687	$436,576	$644,377	$739,244
Total investment securities at fair value	866,580	910,013	958,215	819,222	634,024
Total loans	3,084,915	2,962,721	2,920,684	2,848,110	2,954,189
Allowance for credit losses	(50,703)	(48,424)	(47,704)	(47,262)	(50,041)
Total assets	4,417,447	4,454,474	4,447,819	4,451,432	4,428,001
Total deposits	4,016,814	4,034,500	3,980,239	3,970,936	3,964,633
Subordinated debt	59,039	59,009	58,979	58,949	58,919
Total shareholders' equity	285,110	310,539	346,895	346,540	339,317
Total liabilities and shareholders' equity	4,417,447	4,454,474	4,447,819	4,451,432	4,428,001

Wealth Management
Wealth assets under management	$849,536	$961,491	$1,041,409	$966,180	$966,393
Wealth assets under administration	$205,646	$243,247	$257,867	$235,002	$236,547

Shareholders' Equity Ratios
Book value per common share	$23.53	$25.66	$28.82	$28.81	$28.24
Dividends paid per common share	$0.410	$0.205	$0.740	$0.555	$0.370

Regulatory Capital Ratios
Total capital to risk weighted assets	13.38%	13.72%	13.73%	14.16%	14.46%
Tier 1 capital to risk weighted assets(1)	10.38%	10.65%	10.62%	10.94%	11.15%
Tier 1 capital to average assets	8.04%	7.83%	7.56%	7.42%	7.44%

Credit Quality Data
Non-performing loans	$6,321	$25,173	$26,581	$27,835	$32,061
Other real estate owned	—	—	—	2,400	2,400
Non-performing assets	$6,321	$25,173	$26,581	$30,235	$34,461
Non-performing loans to total loans	0.20%	0.85%	0.91%	0.98%	1.09%
Non-performing assets to total assets	0.14%	0.57%	0.60%	0.68%	0.78%
ACL for loans to total loans	1.64%	1.63%	1.63%	1.66%	1.69%
ACL for loans to total core loans (non-GAAP)(2)	1.65%	1.65%	1.67%	1.75%	1.89%

Income Statement Data
Net interest income	$35,821	$34,033	$35,655	$35,879	$35,286
Provision for credit losses	2,409	530	1,023	28	39
Total non-interest income	4,132	5,595	5,977	3,079	4,752
Total non-interest expense	26,853	25,757	26,526	25,769	25,156
Income before income taxes	10,691	13,341	14,083	13,161	14,843
Provision for income taxes	2,530	3,054	3,235	3,329	3,704
Net income	$8,161	$10,287	$10,848	$9,832	$11,139

Income Statement Ratios
Diluted earnings per common share	$0.67	$0.85	$0.90	$0.81	$0.92
Return on average total assets	0.76%	0.95%	0.97%	0.88%	1.04%
Return on average shareholders' equity	11.24%	12.56%	12.56%	11.30%	13.39%
Net interest margin (tax-equivalent)(3)	3.45%	3.28%	3.34%	3.39%	3.45%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)See non-GAAP measures table below for PPP-adjusted balances referred to as core.
(3)Tax equivalent net interest margin is net interest income adjusted for the tax equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Commercial real estate	$1,865,198	$1,779,691	$1,680,792	$1,556,240	$1,541,397
Commercial and industrial	422,006	408,341	412,070	401,718	404,432
Commercial construction	385,752	375,709	410,443	412,332	383,807
SBA PPP	15,288	32,153	71,502	148,240	300,083
Total commercial loans	2,688,244	2,595,894	2,574,807	2,518,530	2,629,719

Residential mortgages	307,131	280,507	256,940	239,960	233,580
Home equity loans and lines	81,648	78,557	80,467	81,217	82,336
Consumer	7,892	7,763	8,470	8,403	8,554
Total retail loans	396,671	366,827	345,877	329,580	324,470
Total loans	3,084,915	2,962,721	2,920,684	2,848,110	2,954,189

ACL for loans	(50,703)	(48,424)	(47,704)	(47,262)	(50,041)
Net loans	$3,034,212	$2,914,297	$2,872,980	$2,800,848	$2,904,148

Deposits are summarized as follows as of the periods indicated:

(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Non-interest checking	$1,457,220	$1,444,047	$1,364,258	$1,404,353	$1,373,353
Interest-bearing checking	712,898	718,107	743,587	713,991	694,508
Savings	334,728	334,923	310,244	294,143	303,663
Money market	1,293,453	1,337,670	1,355,701	1,344,116	1,293,733
CDs $250,000 or less	144,084	149,309	154,403	160,810	163,821
CDs greater than $250,000	74,431	50,444	52,046	53,523	60,541
Total customer deposits	4,016,814	4,034,500	3,980,239	3,970,936	3,889,619
Brokered deposits	—	—	—	—	75,014
Deposits	$4,016,814	$4,034,500	$3,980,239	$3,970,936	$3,964,633

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the three months ended June 30, 2022 and 2021:

	Three months ended June 30, 2022			Three months ended June 30, 2021
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Loans and loans held for sale(2) (tax equivalent)	$3,020,113	$32,259	4.28%	$3,050,289	$33,786	4.44%
Investment securities(3) (tax equivalent)	969,563	5,012	2.07%	590,488	3,661	2.48%
Other interest-earning assets(4)	214,167	393	0.74%	506,803	144	0.11%
Total interest-earnings assets (tax equivalent)	4,203,843	37,664	3.59%	4,147,580	37,591	3.63%
Other assets	115,413			157,297
Total assets	$4,319,256			$4,304,877

Liabilities and stockholders' equity:
Interest checking, savings and money market	$2,296,268	456	0.08%	$2,234,017	381	0.07%
CDs	198,766	215	0.43%	230,028	470	0.82%
Brokered deposits	—	—	—%	75,001	259	1.39%
Borrowed funds	2,961	13	1.73%	8,625	18	0.83%
Subordinated debt(5)	59,021	817	5.54%	58,901	818	5.55%
Total interest-bearing funding	2,557,016	1,501	0.24%	2,606,572	1,946	0.30%
Non-interest checking	1,424,132	—		1,321,903	—	—
Total deposits, borrowed funds and subordinated debt	3,981,148	1,501	0.15%	3,928,475	1,946	0.20%
Other liabilities	46,945			42,816
Total liabilities	4,028,093			3,971,291
Stockholders' equity	291,163			333,586
Total liabilities and stockholders' equity	$4,319,256			$4,304,877

Net interest-rate spread (tax equivalent)			3.35%			3.33%
Net interest income (tax equivalent)		36,163			35,645
Net interest margin (tax equivalent)			3.45%			3.45%
Less tax equivalent adjustment		342			359
Net interest income		$35,821			$35,286
Net interest margin			3.42%			3.41%
(1)Average yields and interest income are presented on a tax equivalent basis, calculated using a U.S. federal income tax rate of 21% in both 2022 and 2021, based on tax equivalent adjustments associated with tax exempt loans and investments interest income.
(2)Average loans and loans held for sale include non-accrual loans and are net of average deferred loan fees.
(3)Average investments are presented at average amortized cost.
(4)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and FHLB stock.
(5)The subordinated debt is net of average deferred debt issuance costs.

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the six months ended June 30, 2022 and 2021:

	Six months ended June 30, 2022			Six months ended June 30, 2021
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Loans and loans held for sale(2) (tax equivalent)	$2,965,998	$63,064	4.29%	$3,058,424	$67,562	4.45%
Investment securities(3) (tax equivalent)	958,211	9,833	2.05%	583,172	7,287	2.50%
Other interest-earning assets(4)	298,409	574	0.39%	394,888	209	0.11%
Total interest-earnings assets (tax equivalent)	4,222,618	73,471	3.50%	4,036,484	75,058	3.75%
Other assets	134,683			157,943
Total assets	$4,357,301			$4,194,427

Liabilities and stockholders' equity:
Interest checking, savings and money market	$2,333,587	835	0.07%	$2,166,805	851	0.08%
CDs	200,723	436	0.44%	235,089	1,069	0.92%
Brokered deposits	—	—	—%	75,000	513	1.38%
Borrowed funds	3,608	26	1.46%	7,302	26	0.72%
Subordinated debt(5)	59,006	1,635	5.54%	66,206	1,860	5.62%
Total interest-bearing funding	2,596,924	2,932	0.23%	2,550,402	4,319	0.34%
Non-interest checking	1,398,840	—		1,268,133	—
Total deposits, borrowed funds and subordinated debt	3,995,764	2,932	0.15%	3,818,535	4,319	0.23%
Other liabilities	50,051			44,812
Total liabilities	4,045,815			3,863,347
Stockholders' equity	311,486			331,080
Total liabilities and stockholders' equity	$4,357,301			$4,194,427

Net interest-rate spread (tax equivalent)			3.27%			3.41%
Net interest income (tax equivalent)		70,539			70,739
Net interest margin (tax equivalent)			3.36%			3.53%
Less tax equivalent adjustment		685			717
Net interest income		$69,854			$70,022
Net interest margin			3.33%			3.49%
(1)Average yields and interest income are presented on a tax equivalent basis, calculated using a U.S. federal income tax rate of 21% in both 2022 and 2021, based on tax equivalent adjustments associated with tax exempt loans and investments interest income.
(2)Average loans and loans held for sale include non-accrual loans and are net of average deferred loan fees.
(3)Average investments are presented at average amortized cost.
(4)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and FHLB stock.
(5)The subordinated debt is net of average deferred debt issuance costs.

ENTERPRISE BANCORP, INC.
Non-GAAP Financial Measures and Reconciliations
(unaudited)

NON-GAAP MEASURES
The accompanying unaudited consolidated interim financial statements have been prepared in accordance with GAAP. However, certain financial measures we present are supplemental measures that are not required by or are not presented in accordance with GAAP. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. In addition, the non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies; therefore these measures may not be comparable to other similarly titled measures as presented by other companies.

The following tables summarize the reconciliation of GAAP to non-GAAP measures related to the impact of PPP loans on total loans and loan interest income:

(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Total Core Loans
Total loans	$3,084,915	$2,962,721	$2,920,684	$2,848,110	$2,954,189
Adjustment: PPP loans	(15,758)	(33,182)	(73,885)	(153,552)	(309,710)
Adjustment: Deferred PPP fees	470	1,029	2,383	5,312	9,627
Total core loans (non-GAAP)	$3,069,627	$2,930,568	$2,849,182	$2,699,870	$2,654,106

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2022	2021	2022	2021
Loan Income Excluding PPP Income
Loan income	$32,148	$33,660	$62,843	$67,310
Adjustment: PPP income	(622)	(5,584)	(2,100)	(11,597)
Loan income excluding PPP income (non-GAAP)	$31,526	$28,076	$60,743	$55,713

Net Interest Income Excluding PPP Income
Net interest income	$35,821	$35,286	$69,854	$70,022
Adjustment: PPP income	(622)	(5,584)	(2,100)	(11,597)
Net interest income excluding PPP income (non-GAAP)	$35,199	$29,702	$67,754	$58,425

ENTERPRISE BANCORP, INC.
Non-GAAP Financial Measures and Reconciliations (continued)
(unaudited)
The following tables summarize the reconciliation of GAAP to non-GAAP measures related to the impact of PPP loans and interest-earning deposits with banks on net interest margin:

	Three months ended		Six months ended
(Dollars in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Adjusted Average Interest-Earning Assets
Total average interest-earning assets	$4,203,843	$4,147,580	$4,222,618	$4,036,484
Adjustment: Average PPP loans, net	(23,997)	(411,867)	(36,394)	(432,227)
Adjustment: Average interest-earning deposits with banks	(211,844)	(504,649)	(296,212)	(392,844)
Total adjusted average interest-earning assets (non-GAAP)	$3,968,002	$3,231,064	$3,890,012	$3,211,413

Adjusted Net Interest Income
Net interest income (tax equivalent)	$36,163	$35,645	$70,539	$70,739
Adjustment: PPP income	(622)	(5,584)	(2,100)	(11,597)
Adjustment: Interest on interest-earning deposits with banks	(380)	(136)	(552)	(204)
Adjusted net interest income (tax equivalent) (non-GAAP)	$35,161	$29,925	$67,887	$58,938

Adjusted Net Interest Margin
Net interest margin (tax equivalent)	3.45%	3.45%	3.36%	3.53%
Adjustment: PPP effect(1)	(0.04)%	(0.22)%	(0.07)%	(0.22)%
Adjustment: Interest-earning deposits with banks effect(2)	0.14%	0.48%	0.22%	0.39%
Adjusted net interest margin (tax equivalent) (non-GAAP)	3.55%	3.71%	3.51%	3.70%
(1)PPP loan adjustments include an elimination of average PPP loans, net of deferred SBA fees, as well as interest income on PPP loans and related SBA fee accretion, included in net interest income.
(2)Interest-earning deposit adjustments include an elimination of average interest-earning deposits with banks, as well as interest income on interest-earning deposits with banks, included in net interest income.

The following tables summarize the reconciliation of GAAP to non-GAAP measures related to the impact of AOCI on the Company's reported book value per common share and return on average shareholders' equity:

	At or for the three months ended
(Dollars in thousands, except per share data)	June 30, 2022	December 31, 2021
Shareholders' Equity
Total shareholders' equity (as reported)	$285,110	$346,895
Less: accumulated other comprehensive (loss) income	(72,378)	4,662
Shareholders' equity excluding AOCI (non-GAAP)	$357,488	$342,233

Book Value Per Common Share
Book value per common share (as reported)	$23.53	$28.82
Book value per common share excluding AOCI (non-GAAP)	$29.51	$28.43

Average Shareholders' Equity
Total average shareholders' equity (as reported)	$291,163	$342,635
Less: average accumulated other comprehensive (loss) income	(69,125)	3,585
Average shareholders' equity excluding AOCI (non-GAAP)	$360,288	$339,050

Return on Average Shareholders' Equity
Return on average shareholders' equity (as reported)	11.24%	12.56%
Return on average shareholders' equity excluding AOCI (non-GAAP)	9.09%	12.69%